Exhibit 99.1

InfuSystem Holdings, Inc. 3851 W. Hamlin Road Rochester Hills, MI 48309 248-291-1210

FOR IMMEDIATE RELEASE

CONTACT:	Joe Dorame, Joe Diaz & Robert Blum Lytham Partners, LLC 602-889-9700

InfuSystem to Join FTSE Russell 2000® Index

Rochester Hills, Michigan, June 18, 2020 – InfuSystem Holdings, Inc. (NYSE American: INFU), (“InfuSystem” or the “Company”), a leading national health care service provider, facilitating outpatient care for durable medical equipment manufacturers and health care providers, announced today its addition to the FTSE Russell 2000® Index, following the Russell US Index’s Annual Reconstitution, effective after the market closes on June 26, 2020.

Richard DiIorio, chief executive officer of InfuSystem, said, “We are pleased to be included in the Russell 2000® Index, the most widely followed benchmark for small-cap companies. This is an important milestone for InfuSystem as it will increase our visibility among leading institutional investors. We are excited about our solid operational and financial performance and look forward to our future, with great anticipation, as we build on the foundation of our existing platforms and expand into new therapies.”

About FTSE Russell

FTSE Russell is a leading global index provider creating and managing a wide range of indexes, data and analytic solutions to meet client needs across asset classes, style and strategies. Covering 98% of the investable market, FTSE Russell indexes offer a true picture of global markets, combined with the specialist knowledge gained from developing local benchmarks around the world.

FTSE Russell determines membership for its Russell US Indices primarily by objective, market-capitalization rankings and style attributes. Russell US Indices are widely used by investment managers and institutional investors as the basis for index funds and as benchmarks for active investment strategies. Approximately $9 trillion in assets are benchmarked against Russell US Indices. Russell US Indices are part of FTSE Russell, a leading global index provider.

The Russell 2000® Index provides unparalleled coverage of the US small cap market segment, suitable as a benchmark for actively managed investments or as the foundation of index-linked products such as mutual funds and ETFs. For more information on the Russell 2000® Index and the Russell US Indices’ reconstitution, please visit “Russell Reconstitution” at the FTSE Russell website.

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is a leading provider of infusion pumps and related durable medical equipment support services to hospitals, clinics and other alternate site healthcare providers. Headquartered in Rochester Hills, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, Massachusetts and Ontario, Canada. The Company’s stock is traded on the NYSE American under the symbol INFU.

Forward-Looking Statements

Certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as statements relating to future actions, business plans, objectives and prospects, future operating or financial performance. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “strategy,” “future,” “likely,” variations of such words, and other similar expressions, as they relate to the Company, are intended to identify forward-looking statements. Forward-looking statements are subject to factors, risks and uncertainties that could cause actual results to differ materially, including, but not limited to, our dependence on estimates of collectible revenue, potential litigation, changes in third-party reimbursement processes, changes in law and other risk factors disclosed in the Company’s most recent annual report on Form 10-K and, to the extent applicable, quarterly reports on Form 10-Q. All forward-looking statements made in this press release speak only as of the date hereof. We do not undertake any obligation to update any forward-looking statements to reflect future events or circumstances, except as required by law.

Additional information about InfuSystem Holdings, Inc. is available at www.infusystem.com.

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